SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TeleCommunication Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

TeleCommunication Systems, Inc.

275 West Street, Suite 400
Annapolis, Maryland 21401

May 4, 2001

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of TeleCommunication Systems, Inc. (“TCS”) to be held on Tuesday, June 19, 2001, at 10:00 a.m. local time, at the Sheraton Barcelo Annapolis, 173 Jennifer Road, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

      The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote (1) FOR the election of the directors nominated; (2) FOR ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001; and (3) FOR the approval of the Second Amended and Restated 1997 Stock Incentive Plan.

      The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save TCS the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy at the Annual Meeting and vote your shares in person.

      I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board, Chief
Executive Officer and President

GENERAL INFORMATION

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TeleCommunication Systems, Inc., a Maryland corporation, will be held on Tuesday, June 19, 2001, at 10:00 a.m. local time, at the Sheraton Barcelo Annapolis, 173 Jennifer Road, Annapolis, MD 21401 for the following purposes:

1.	To elect directors to hold office until the Annual Meeting of Stockholders that is to be held in 2002, and until their respective successors are duly elected and qualify (the Board of Directors recommends a vote FOR the election of the nominated directors);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001 (the Board of Directors recommends a vote FOR the proposal);

3.	Consideration of a proposal to approve the Second Amended and Restated 1997 Stock Incentive Plan (the Board of Directors recommends a vote FOR such ratification);

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      Pursuant to the Bylaws of TeleCommunication Systems, Inc., its Board of Directors has fixed the close of business on April 30, 2001 as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments or postponements thereof.

      If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, proof of ownership will be accepted by the Company only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 30, 2001.

      Whether or not you expect to attend, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Thomas M. Brandt, Jr.
Senior Vice President, Chief Financial Officer
and Assistant Secretary
Annapolis, Maryland
May 4, 2001

TeleCommunication Systems, Inc.

275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

GENERAL INFORMATION

       Why am I Receiving this Proxy Statement and Proxy Card?

      You are receiving a Proxy Statement and proxy card because you own shares of Common Stock in TeleCommunication Systems, Inc. (“TCS” or the “Company”). This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Thomas M. Brandt, Jr. and Bruce A. White as your representatives at the Annual Meeting. Mr. Brandt and Mr. White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This proxy statement is being mailed to you on or about May 4, 2001.

      If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Brandt and Mr. White will vote your shares, under your proxy, in accordance with their best judgment.

Who is Soliciting this Proxy?

      The proxy card enclosed with this Proxy Statement is being solicited by the TCS Board of Directors.

What is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

•	election of directors to hold office until the Annual Meeting of Stockholders that is to be held in 2002, and until their respective successors are duly elected and qualify;

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001; and

•	consideration of a proposal to approve the Second Amended and Restated 1997 Stock Incentive Plan.

Who is Entitled to Vote?

      Only stockholders of record at the close of business on the record date, April 30, 2001, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 25, 2001, 17,533,120 shares of TCS Class A Common Stock and 10,787,671 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

      Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

      Only stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

How Many Votes Do We Need to Hold the Annual Meeting?

      In order to conduct business at the Annual Meeting, the TCS Bylaws require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Proxy cards received by us but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Annual Meeting; but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.

How Do I Vote?

      You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted:

•	to elect the directors listed in this proxy statement to hold office until the Annual Meeting of Stockholders that is to be held in 2002, and until their respective successors are duly elected and qualify,

•	to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001; and

•	to approve the Second Amended and Restated 1997 Stock Incentive Plan.

      You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. Brandt and White by mailing to Mr. Brandt, the Assistant Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Suite 400, Annapolis, Maryland 21401. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. You can also revoke your proxy at the Annual Meeting on a form which we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

What If I Wish to Abstain?

      If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as amending a stock incentive plan). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast for non-routine matters.

      We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the meeting.

Who Pays the Cost of Solicitation of My Proxy?

      The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals for the 2002 Annual Meeting of Stockholders Due?

      The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Company’s Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration at the Annual Meeting of Stockholders to be held in 2002. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the proxy statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no later than January 3, 2002. Any stockholder proposal for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is received by the Company earlier than January 3, 2002 or later than February 2, 2002. The proposal or nomination must also be in compliance with the Company’s Bylaws. Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2002 may confer discretionary authority to vote on any such untimely stockholder proposals without express direction from stockholders giving such proxies. All stockholder proposals must be addressed to the attention of the Assistant Secretary at the Company’s principal place of business in Annapolis, Maryland. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

What Are The Board’s Recommendations?

      Unless you give other instructions on your proxy card, Messrs. Brandt and White will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	to elect the directors listed in this proxy statement to hold office until the Annual Meeting of Stockholders that is to be held in 2002, and until their respective successors are duly elected and qualify;

•	to ratify the appointment of Ernst & Young, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001; and

•	to approve the Second Amended and Restated 1997 Stock Incentive Plan.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

Election of Directors.

      If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking “ABSTAIN” on your proxy card, or held by a broker and are not voted, have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” the seven nominees for director.

Ratification of the Appointment of the Auditors.

      If a quorum is present, the affirmative vote of a majority of all the votes cast in person or by proxy at the Annual Meeting is required for ratification of the appointment of TCS’ auditors. A properly executed proxy card marked “ABSTAIN” with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, abstentions will not be counted on the vote concerning this proposal. Abstentions and shares not voted by brokers will have no impact on the ratification of the appointment of the auditors.

Approval of the Second Amended and Restated 1997 Stock Incentive Plan.

      If a quorum is present, the approval of the Second Amended and Restated 1997 Stock Incentive Plan requires an affirmative vote of a majority of all the votes cast in person or by proxy and entitled to vote. A properly executed proxy card marked “ABSTAIN” with respect to the approval of the Second Amended and Restated 1997 Stock Incentive Plan will not be voted. Accordingly, abstentions and shares not voted by brokers will have no impact on the vote concerning this proposal.

ITEM 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal.

      Unless otherwise specified, your proxy will be voted “FOR” the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy to vote for a substitute of their choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. All of the nominees are current members of the Board of Directors.

Directors Standing for Election

      The Board of Directors met five times in 2000. Regular meetings of the Board are held quarterly. In addition to the four regularly scheduled meetings in 2000, the Board had one special meeting. Until May 31, 2000, the Board consisted of seven members. On May 31, 2000, the number of directors was increased to eight and on May 31, 2000, Andrew Barrett was elected to serve. Prior to May 31, 2000, six of the directors attended all meetings. All eight of the directors thereafter attended each of the May 31, 2000 and subsequent Board meetings.

      Mr. Timothy Bradley has informed us he will not be standing for re-election for the 2001 fiscal year. Accordingly, seven of our current eight directors are standing for re-election. If any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      The Board recommends a vote “FOR” the nominees.

      The following are the nominees for director to serve to the next Annual Meeting.

Name	Age	Position

Maurice B. Tosé	44	President, Chief Executive Officer and Chairman of the Board

Clyde A. Heintzelman	62	Director

Andrew C. Barrett	60	Director

Richard A. Kozak	55	Director

Weldon H. Latham	53	Director

Byron F. Marchant	43	Director

Daniel Tseung	30	Director

      Maurice B. Tosé has served as our Chief Executive Officer and Chairman of the Board since December 1999. He has been its President since he founded the Company in 1987. From 1986 to 1987, Mr. Tosé was Director of U.S. Department of Defense Programs for Techmatics, Inc., a systems integration company. Mr. Tosé was a member of the United States Navy for eight years. Currently, he is a Commander in the U.S. Naval Reserves. During his military career, Mr. Tosé held various technical management positions on ships at sea as well as staff positions at the U.S. Naval Academy and the U.S. Secretary of Defense. Mr. Tosé holds a B.S. degree in Operations Analysis from the U.S. Naval Academy.

      Clyde A. Heintzelman joined the Board of Directors in December 1999. Mr. Heintzelman has been the President of Net2000 Communications Corporation since November 1999. Prior to joining Net2000 Communications Corporation, Mr. Heintzelman was the President and Chief Executive Officer of SAVVIS Communications Corporation, a networking and Internet solutions company. From 1995 to 1998, Mr. Heintzelman was also the President and Chief Operating Officer of DIGEX, Inc. Prior to joining DIGEX, Inc., Mr. Heintzelman was a General Manager for Bell Atlantic Directory Services. Mr. Heintzelman also serves on the Board of Directors of Net2000 Communications Corporation, Interland, Inc., Optelecom, Inc. and SAVVIS Communications Corporation. Mr. Heintzelman holds a B.A. degree in Marketing from the University of Delaware.

      Andrew C. Barrett joined the Board of Directors in May 2000. Mr. Barrett has been the Managing Director of The Barrett Group, Inc., a communications consulting company, since 1997. From 1989 to 1996, Mr. Barrett served as a Commissioner of the Federal Communications Commission. From 1980 to 1989, Mr. Barrett served as a Commissioner of the Illinois Commerce Commission. Mr. Barrett holds a B.A. degree from Roosevelt University of Chicago, an M.A. degree from Loyola University of Chicago and a J.D. degree from DePaul University.

      Richard A. Kozak joined the Board of Directors in December 1999. Mr. Kozak founded and has been the Chief Executive Officer and Chairman of the Board of Directors of 1eEurope, Ltd., formerly Galileo Communications, Ltd., a portfolio of companies focused on providing integrated data, information technology network connectivity and electronic commerce services to mid and large-size companies throughout Europe since 1998. From 1993 to 1997, Mr. Kozak was the President and Chief Executive Officer and member of the Board of Directors of American Communications Services, Inc., now known as e.spire Communications, Inc., which he co-founded in 1993. Prior to forming American Communications Services, Inc., Mr. Kozak was the President of the Southern Division of MFS Communications, which was acquired by MCI WorldCom. From 1986 through 1989, Mr. Kozak was Vice President and General Manager of Global Messaging Services for GTE Telenet, now part of Sprint International. He holds a B.S. degree in Engineering from Brown University and a M.B.A. in Finance from The George Washington University School of Government and Business Administration.

      Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham has been a senior partner at the law firm of Holland & Knight since July 2000. From 1992 to 2000, Mr. Latham was a partner at the law firm of Shaw Pittman Potts & Trowbridge. From 1986 to 1992, Mr. Latham was a managing partner at the law firm Reed, Smith, Shaw and McClay. From 1981 to 1986, Mr. Latham was the Vice President and General Counsel of Sterling Systems Inc., a software company that was acquired by Planning Research Corporation (PRC). Mr. Latham continued his employment at PRC as the Executive Assistant and Counsel to the Chief Executive Officer and Chairman of the Board. From 1979 to 1981, Mr. Latham was employed as the General Deputy Assistant Secretary at the Department of Housing and Urban Development. Mr. Latham holds a B.A. degree in Business Administration from Howard University and a J.D. degree from Georgetown University Law Center.

      Byron F. Marchant joined the Board of Directors in December 1999. Mr. Marchant has been the Executive Vice President and Chief Administration Officer of BET Holdings, Inc. since 1997. Prior to joining BET, Mr. Marchant was a partner in the law firm Patton Boggs, LLP. From 1995 to 1996, Mr. Marchant was TCS’ Senior Vice President and General Counsel. Mr. Marchant holds a B.S. degree from the U.S. Naval Academy and a J.D. degree from the University of Virginia Law School.

      Daniel K. Tseung joined the Board of Directors in December 1999. Mr. Tseung has been a Partner in the Venture Capital group at SUNeVision, a Hong Kong based, publicly traded internet infrastructure & services provider, since May 2000. From March 1998 to April 2000, Mr. Tseung was employed as a Director in the Technology and Communications Group of GE Capital Equity Investments, Inc., a private equity investment entity owned by General Electric. From June 1997 to February 1998, Mr. Tseung was an Associate in the Business Development Group of GE Capital Asia-Pacific. Mr. Tseung also currently serves on the Board of Directors of Chinacast Technology. Mr. Tseung holds a B.A. degree from Princeton University and an M.A. degree from Harvard University.

      Directors who are not employees of TCS (that is, each Director other than Mr. Tosé) are paid a fee of $1,000 for each Board or Committee meeting in which the director participates in person, and $500 for each meeting in which the director participates by phone. Generally, when each director joins the Board of Directors, he or she is granted options to purchase 46,233 shares of TCS stock under our Amended and Restated 1997 Stock Incentive Plan. These options vest in equal amounts annually over a period of three years. Because of unique circumstances surrounding his joining the Board, Director Daniel Tseung was granted options for 7,706 shares that vested within six months. In addition, non-employee directors are reimbursed for expenses incurred in connection with their activities on TCS’s behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2001. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

			Percentage of
	Shares Beneficially		Shares Beneficially
	Owned		Owned
Name and Address of
Beneficial Owner(1)	A Shares	B Shares(3)	A Shares	B Shares

Maurice B. Tosé(2)	347,990	10,787,671	1.9%	100%

Richard A. Young(4)	142,196	—	*	—

Thomas M. Brandt, Jr.(5)	148,666	—	*	—

Drew A. Morin(6)	853,174	—	4.8%	—

Timothy J. Lorello(7)	409,975	—	2.3%	—

Donald C. Hubbard, Jr.	1,200	—	*	—

William J. Todd	1,123	—	*	—

Kenneth A. Arneson	240,652	—	1.3%	—

Gregg W. Blodgett	13,798	—	*	—

Clyde A. Heintzelman(8)	30,514	—	*	—

Andrew C. Barrett(8)	16,719	—	*	—

Richard A. Kozak(8)	46,233	—	*	—

Weldon H. Latham(8)	30,514	—	*	—

Byron F. Marchant(8)	30,514	—	*	—

Timothy P. Bradley	1,640,240	—	9.3	—

Daniel K. Tseung(8)	7,706	—	*	—

Signal Equity Partners, L.P.(9)	1,640,240	—	9.3	—

GE Capital Equity Investments, Inc.(10)	1,752,740	—	9.9	—

All directors and executive officers as a group (15 persons)(11)	3,961,214	10,787,671	22.6%	100%

*	Less than 1%

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Under the rules of the Securities and Exchange Commission, Mr. Tosé is deemed to beneficially own 173,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 173,995 shares of Class A Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s extended family, and 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Under the rules of the SEC, Mr. Young is deemed to beneficially own 50,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Young’s wife and children. Mr. Young disclaims beneficial ownership of all of these shares.

(5)	Consists of 56,302 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370, 8,562 and 8,562 shares of Class A Common Stock, respectively, held in three separate trusts for the benefit of Mr. Brandt’s wife and children. Mr. Brandt disclaims beneficial ownership of all of the shares in these three trusts.

(6)	Under the rules of the SEC, Mr. Morin is deemed to beneficially own 256,854 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and children. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Consists of 153,126 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 256,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Consists of shares of Class A Common Stock issuable upon the exercise of stock options.

(9)	Consists of shares of Class A Common Stock owned by Signal Equity Partners, L.P. (“Signal Equity”). Mr. Bradley is Signal Equity’s representative on our Board of Directors. Therefore, beneficial ownership of the shares of Class A Common Stock owned by Signal Equity is attributed to Mr. Bradley. The address of Mr. Bradley and Signal Equity is 10 East 53rd Street, New York, New York 10022.

(10)	The address of GE Capital Equity Investments, Inc. is 260 Long Ridge Road, Stamford, Connecticut 06927.

(11)	Includes an aggregate of 327,906 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days of April 30, 2001.

Committees of the Board of Directors

Audit Committee

      The Audit Committee consists of Messrs. Kozak, Heintzelman and Marchant. Mr. Kozak serves as Chairman. Each member of the Audit Committee is independent as defined in by the NASDAQ National Market standards governing the qualification of Audit Committee members. The Board of Directors approved a written charter of the audit committee that defines its roles and responsibilities which is attached as Appendix A to this Proxy Statement. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public auditors the plans and results of the audit engagement, approves professional services provided by the independent public auditors, reviews the independence of the independent public auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held one quarterly meeting in 2000.

  Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In discharging its responsibilities, the Audit Committee has met with the Company’s management and the Company’s independent public accountants, Ernst & Young LLP. The Committee has discussed with the independent public accountants their independence from management and the Company including reviewing the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Committee has also discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 and related matters with the Company’s management and the Company’s independent public accountants, reviewed the Company’s Annual Report of Form 10-K filed concerning the Company as the Audit Committee deemed appropriate. Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended December 31, 2000 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Byron F. Marchant

The Audit Committee charter is included as Appendix A.

Compensation Committee

      The Compensation Committee, which met two times in 2000, consists of Messrs. Heintzelman, Latham and Bradley. Mr. Heintzelman serves as Chairman. The Compensation Committee determines the compensation of our Chief Executive Officer and President, reviews and approves our benefit plans and the compensation of the other executive officers and administers the Amended and Restated 1997 Stock Incentive, 2000 Employee Stock Purchase and other executive officer benefit plans.

  Report of the Compensation Committee

Compensation Philosophy

      The Committee reviews the performance and compensation levels for executive officers and recommends salary and bonus levels and option grants under the Company’s incentive plans. The Committee strives to ensure that compensation serves to motivate and retain executive officers while also being in the best interests of the Company and its stockholders. The philosophy of the Committee is to attract and retain highly qualified people at industry competitive compensation levels, and to link the financial interests of the Company senior management to those of the Company’s stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s success in meeting performance objectives adopted annually as described below. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve performance goals which are integral to the Company’s business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The Company’s compensation structure has three general components: (i) base salary, (ii) annual cash bonuses and (iii) stock option grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

Base Salary

      In the early part of each fiscal year, the Committee reviews with Mr. Tosé and approves, with any modifications it deems appropriate, salary levels for the Company’s executive officers. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the executive’s performance, the ability of the executive to manage the growth of the Company, the length of the executive’s service to the Company, any increase in the responsibilities assumed by the executive and inflation. Salary adjustments, if any, are determined by the Committee upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee.

Annual Cash Bonuses

      The Company uses performance bonuses to reflect the level of involvement and success of its senior executives in achieving annual corporate goals and sets specific performance-related targets in a budget that is approved by the Board. The awards earned depend on the extent to which TCS and individual performance objectives are achieved.

Stock Option Grants

      The Committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of the Company’s stockholder value. Our Stock Option Plan provides the means through which executive officers can build an investment in the Company that will align their economic interests with the interest of the Company’s stockholders. Under our Amended and Restated 1997 Stock Option Plan, the Committee is authorized to determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options vest in installments over a period of years. The Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment. To date, all options granted under the Stock Option Plan have been granted with an exercise price equal to the fair market value of our Class A Common Stock on the date of the grant. In determining the number of option shares to grant to senior executives, the Committee considers the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. No options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

Chief Executive Officer Compensation

      The CEO’s compensation for 2000 was based upon his performance, the overall performance of the Company and compensation levels for comparable positions in the industry. The total bonus percentage awarded the Chief Executive Officer under the Company’s bonus plan in 2000 was 28.8% of his base salary.

Compensation Deduction Limit

      Section 162(m) of the Internal Revenue Code generally sets a limit of one million dollars ($1,000,000) on the amount of compensation paid to senior executives (other than enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s Stock Option Plan is currently excluded from the one million dollar limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations. None of the Company’s senior executives received compensation in 2000 in excess of the limits imposed under Section 162(m).

COMPENSATION COMMITTEE

Clyde A. Heintzelman (Chairman) Weldon H. Latham Timothy P. Bradley

EXECUTIVE COMPENSATION

      The following table shows all compensation earned in each of the last three years by TCS’ Chief Executive Officer and TCS’s four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2000. The following table includes payments made to each of these executive officers in lieu of accrued vacation in the column captioned “Other Annual Compensation” and matching contributions made by TCS under its 401(k) plan and health and life insurance premiums paid by TCS in the “All Other Compensation” column.

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Maurice B. Tosé	2000	$311,100	$98,850	$—	—	$12,991
President, Chief Executive	1999	300,000	38,000	29,447	—	15,942
Officer and Chairman	1998	344,776	53,500	25,913	—	15,152
of the Board

Richard A. Young	2000	201,313	55,000	28,125	—	10,838
Executive Vice President and	1999	195,000	30,000	15,001	—	12,013
Chief Operating Officer	1998	193,406	5,150	14,604	113,678	11,111

Thomas M. Brandt, Jr.	2000	170,342	40,000	4,918	—	13,038
Senior Vice President and	1999	159,406	39,600	2,956	137,672	12,222
Chief Financial Officer	1998	150,000	2,000	—	78,592	11,620

Drew A. Morin	2000	157,179	50,000	13,430	—	12,216
Senior Vice President and	1999	151,968	36,000	11,058	—	11,366
Chief Technical Officer	1998	148,751	2,000	8,413	—	13,012

Timothy J. Lorello	2000	157,179	50,000	2,928	—	7,741
Senior Vice President,	1999	151,968	12,500	14,423	—	7,222
Network Intelligence	1998	150,000	3,375	9,014	143,258	6,371

Option Grants in Last Fiscal Year

      The following table provides information about options held by the named executive officers as of December 31, 2000. The value of the unexercised in-the-money options at year-end is based on the December 29, 2000 market closing price of $3.375 per share, less the exercise price per share, multiplied by the number of shares underlying the options.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-The-Money Options at
	December 31, 2000		December 31, 2000

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Maurice B. Tosé	—	—	—	—

Richard A. Young	—	88,971	—	$286,220

Thomas M. Brandt, Jr.	56,301	127,706	$149,953	331,110

Drew A. Morin	—	—	—	—

Timothy J. Lorello	153,127	187,800	493,537	614,597

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with the cumulative total return of the Nasdaq Composite Index and a mobile data index prepared by the company of the following relevant publicly traded companies in the mobile data sector: 724 Solutions Inc.; Aether Systems, Inc.; @Road, Inc.; AvantGo, Inc.; GoAmerica, Inc.; i3 Mobile, Inc.; InfoSpace, Inc.; Metricom, Inc.; Motient Corporation; Novatel Wireless, Inc.; OmniSky Corporation; Openwave Systems Inc.; Research in Motion Limited; and SignalSoft Corporation. The information provided is from August 7, 2000, the date of the Company’s Initial Public Offering through March 19, 2001.

      The stock price performance shown on the graph below is not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

Transaction with Timothy J. Lorello

      In August 1999, TCS loaned Timothy J. Lorello, its Senior Vice President — Network Intelligence, $125,000, evidenced by a promissory note bearing interest at the applicable federal rate per annum. In that connection, Mr. Lorello executed a Stock Option Cancellation Agreement in which he agreed to cancel 102,740 of his options to purchase shares of TCS Common Stock. Pursuant to the original agreement, one-third of his loan is forgiven and one-third of his options are canceled annually over three years. This annual loan forgiveness and cancellation of options is contingent upon Mr. Lorello’s continued employment. The balance of the loan is immediately due and payable if Mr. Lorello ceases to be one of TCS’ employees. On August 26, 2000, TCS and Mr. Lorello executed the First Amended and Restated Promissory Note. On February 26, 2001, TCS and Mr. Lorello executed the Second Amended and Restated Promissory Note. The loan was modified to allow for the first payment to be due on August 26, 2001, and the second payment to be due one year thereafter. All other terms of the arrangement remain unchanged.

Transactions with Maurice B. Tosé

      On December 10, 1999, Maurice B. Tosé, TCS’ President, Chief Executive Officer and Chairman of the Board, borrowed approximately $1.4 million from Bank of America. Concurrently, Mr. Tosé loaned TCS approximately $1.4 million evidenced by a promissory note bearing interest at 7.32% per annum. On December 13, 1999, TCS deposited approximately $1.4 million in a certificate of deposit at Bank of America as security for its indebtedness to Mr. Tosé. The certificate of deposit matured on January 31, 2001, and the principal and accrued interest were repaid to Mr. Tosé. Until December 14, 1999, TCS qualified and had elected to be treated as a Subchapter S corporation for federal and state income tax purposes. An S corporation’s losses may be used by the corporation’s stockholders on their personal tax returns to offset salary and other taxable income to the extent of the stockholder’s “basis” in the corporation, or the amount the stockholder has “at risk” in the corporation. The aforementioned loan transaction was conducted to increase Mr. Tosé’s basis in TCS and thereby facilitate his ability to offset his salary and other taxable income with TCS’ losses in order to reduce his personal income tax liability.

      TCS previously entered into discussions with Annapolis Partners, LLC regarding the possible relocation of its headquarters in Annapolis, Maryland. Annapolis Partners is a recently formed limited liability company in which Mr. Tosé has a significant equity interest. Annapolis Partners has been selected by Anne Arundel County, Maryland to redevelop a 42-acre waterfront site in Annapolis, Maryland formerly operated by the U.S. Navy. TCS anticipates spending approximately $0.2 million to develop architectural plans for the new headquarters. Some or all of this amount may be paid to Annapolis Partners. The parties have agreed that should TCS enter into a lease for office space at the site, Annapolis Partners will reimburse TCS for all of these costs either in the form of a cash reimbursement or through a reduction of future rent.

Transaction with Andrew C. Barrett

      On May 30, 2000, TCS entered into a consulting agreement with The Barrett Group, Inc., a communications consulting company controlled by Andrew C. Barrett. Mr. Barrett serves on TCS’ Board of Directors. The Barrett Group will perform consulting services relating to business development opportunities available to TCS. The agreement has a 12-month term. The agreement requires TCS to pay The Barrett Group the sum of $6,000 per month.

Transaction with Donald C. Hubbard, Jr.

      On December 5, 2000, TCS loaned Donald C. Hubbard, Jr., its Senior Vice President of Corporate Development, $1,270,000 evidenced by a promissory note bearing interest at 6.75% per annum. In the transaction, Mr. Hubbard executed and delivered a Stock Pledge Agreement pledging as security for the loan, options to purchase 250,000 shares of TCS’s Class A Common Stock and to allow TCS to cancel such shares if he fails to repay the loan when due. Mr. Hubbard’s option is exercisable at a price of $22.06 per share. The note will be repaid in five annual installments of 25%, 25%, 20%, 20% and 10%, respectively, beginning on the first anniversary of the date of execution. The balance of the loan is immediately due and payable if Mr. Hubbard ceases to be a TCS employee. As of April 27, 2001, the entire balance remains outstanding.

Tax Loan Program

      The Company’s employees are eligible to participate in a tax loan program for the payment of taxes incurred from the exercise of TCS stock options. The amount of the loan is limited to the tax liability incurred by the employee and has an interest rate of 6% per annum. The term of the loan is for one year with equal quarterly payments of principal plus accrued interest. In addition to certain employees, two of the Company’s executive officers borrowed money under this program. Mr. Drew Morin borrowed $368,000 and Mr. Richard Young borrowed $100,000. As of April 27, 2001 the entire balance of each of the executives’ loans remains outstanding.

Registration Rights

      On December 14, 1999, TCS entered into a Registration Rights Agreement in which TCS granted registration rights to certain stockholders and warrant holders, including GE Capital and Signal Equity, holding an aggregate of 3,505,480 shares of Class A Common Stock. Pursuant to the agreement, these stockholders have the right, subject to certain restrictions set forth in the agreement and in lock-up agreements that these stockholders have signed relating to TCS’ initial public offering, to require that TCS registers, at its expense, on no more than two occasions, any or all of the shares of their TCS Common Stock that were issued upon the conversion of their Series A Preferred Stock. In addition to these demand registration rights, and subject to certain restrictions set forth in the agreement, these stockholders may require TCS to file an unlimited number of registration statements on Form S-3 under the Securities Act once that form is available for TCS’ use, which is generally one year after TCS’ initial public offering. In each case, the managing underwriter has the right to limit the number of securities registered in such required registration.

      The agreement also provides that, if at any time TCS proposes to register any of its securities under the Securities Act for sale to the public (other than securities issued in connection with acquisitions), the stockholders who are parties to the agreement will be entitled to notice of the registration and will have the right to include their shares in the registration provided that the managing underwriter will have the right to limit the number of securities included in the registration. TCS must pay for all expenses in connection with these registrations, other than underwriters’ discounts and commissions.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee and the Board of directors selected and appointed Ernst & Young LLP to act as our independent accountants for the year ended December 31, 2001. In recognition of the important role of the independent accountants, their selection is submitted to the stockholders for their review and ratification on an annual basis.

      Fees for the year ended December 31, 2000 were $139,000 for the annual audit, $417,000 for all other fees, including audit related services of $408,700 and nonaudit services of $8,300. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

      A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, and is expected to be available to respond to questions.

      The Board unanimously recommends a vote “FOR” the proposal to ratify the selection of Ernst & Young LLP as TCS’ independent auditors for the fiscal year ended December 31, 2001.

ITEM 3 — PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED 1997 STOCK

INCENTIVE PLAN

      In 1997, we adopted a stock incentive plan to promote our long-term growth and profitability by providing our employees, directors and consultants with incentives to improve stockholder value and to contribute to our growth and financial success. On April 11, 2000, our Board of Directors approved an amendment and restatement of our 1997 Stock Incentive Plan which increased the total number of shares reserved for issuance under the plan from 6,466,803 to 8,904,110. The stockholders subsequently approved the 2000 amendment and restatement.

      On April 23, 2001, our Board of Directors approved the Second Amended and Restated 1997 Stock Incentive Plan (the “Plan”) contingent upon approval of the stockholders at this meeting. The Plan, as amended and restated, increases the number of shares of our Class A Common Stock available for issuance under the Plan by 3,000,000 shares.

      In amending and restating the Plan, we also added a limit on the number of awards that anyone may receive under the Plan in any given year. The amended and restated Plan provides that awards covering no more than 1,500,000 shares may be granted to any individual in a fiscal year, with one exception. In order to enable us to recruit effectively, awards covering up to 2,000,000 shares may be granted to an individual in his or her first year of employment with us.

      This 3,000,000 increase in authorized shares, and the addition of the limit on the number of shares any individual may receive under the Plan in any given year, are the only changes that the amendment and restatement makes to the Plan as previously approved by the stockholders. Immediately prior to the date the amendment and restatement was approved by the Board of Directors, 4,432,013 shares were subject to the outstanding awards issued under the Plan and 633,201 remained available for new awards.

      The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix B to this Proxy Statement.

General

      Purpose: The purpose of the Plan is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success by enabling us to attract, retain and reward the best available people.

      Shares Available under the Plan: The limits on shares available under the Plan and awards which may be granted to any individual during a calendar year, as described above, will be adjusted to reflect any stock dividends or stock splits or reverse splits, and may be adjusted in the event of any spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any change which is part of a transaction resulting in a change in control. If any award, or portion of an award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Class A Common Stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the withheld and surrendered shares will thereafter be available for further awards under the Plan. As of April 23, 2001, the fair market value of a share of Class A Common Stock, determined by the last reported sale price per share of Class A Common Stock on such date as quoted on the Nasdaq-National Market, was $5.97.

      Administration: Our Compensation Committee is currently the administrator of the Plan. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee’s employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

      In the event of changes in our Class A Common Stock by reason of any stock dividend, stock split, or reverse stock split, the administrator will make adjustments to the number of shares covered by and the exercise price and other terms of outstanding awards. In the event of any other changes affecting us, our capitalization or our Class A Common Stock, by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange, other than any change that is part of a transaction resulting in a change in control, the administrator may without the consent of holders of awards, make any other adjustments in outstanding awards. This includes, but is not limited to, reducing the number, kind and price of shares subject to awards.

      Without the consent of holders of awards, the administrator, in its sole discretion, may make any modifications to any awards, including but not limited to, cancellation, forfeiture, surrender or other termination of the awards, in whole or in part regardless of the vested status of the award, to the extent necessary to facilitate the compliance of any business combination authorized by our Board of Directors with the requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

      Without the consent of holders of awards, whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles.

      Participation: Participation in the Plan will be open to all of our or any of our affiliates’ employees, officers, directors and other individuals providing bona fide services to us or our affiliates, as selected by the administrator from time to time. As of April 27, 2001, six directors (excluding our Chairman, Maurice B. Tosé) and approximately five hundred employees, officers and consultants were eligible to participate in the Plan.

Type of Awards

      The Plan allows for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards, performance awards and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

      Stock Options: The Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options; provided, however, that only our employees or employees of our parent or subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of Class A Common Stock, by a combination of cash and shares, or by any other means the administrator approves.

      Stock Appreciation Rights: The Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of Class A Common Stock, or in a combination of both, having an aggregate value equal to the amount by which the fair market value of the underlying shares appreciates from the grant date until the exercise date.

      Stock Awards and Phantom Stock Awards: The Plan allows the administrator to grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Class A Common Stock, or in a combination of both.

      Performance Awards: The Plan allows the administrator to grant performance awards which become payable in cash, in shares of Class A Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

      Other Stock-Based Awards: The Plan allows the administrator to grant stock-based awards which may be denominated in cash, Class A Common Stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into Class A Common Stock, or any combination of the foregoing. These awards may be paid in Class A Common Stock or other securities, in cash, or in a combination of Class A Common Stock, other securities and cash.

Awards Under the Plan

      Because participation and the types of awards available for grant under the Plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the amended and restated Plan is approved are not currently determinable.

Amendment and Termination

      Our Board of Directors may terminate, amend or modify the Plan or any portion thereof at any time.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the Plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

      Incentive Stock Options: Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to six months year in the event of death or disability of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirement, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

      Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder’s basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      Disallowance of Deductions: The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation’s Chief Executive Officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a Plan that limits the number of shares that may be issued to any individual and which is approved by the Company’s stockholders.

The Board unanimously recommends that the stockholders vote “FOR” the approval of the Second Amended and Restated 1997 Stock Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons that own more than 10% of our Common Stock, file with the SEC initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were filed in 2000. Forms 3 for all of our directors and executive officers for 2000 were filed late.

OTHER MATTERS

      We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of Messrs. Brandt and White, who are voting the proxies.

      The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2000, will be mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Company’s 2000 Annual Report on Form 10-K, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Suite 400, Annapolis, Maryland 21401 Attention: Thomas M. Brandt, Jr., Senior Vice President, Chief Financial Officer and Assistant Secretary.

APPENDIX A

TELECOMMUNICATION SYSTEMS, INC.

Audit Committee Charter

Organization

      There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of at least three directors who are independent of management and TeleCommunication Systems, Inc. (the “Company”). Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

      The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company including, if applicable, its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee and the Board of Directors, as the stockholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and the Company’s management responsible for the financial statements to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof, review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Review reports received from regulators and other legal regulatory matters that may have a material effect on the financial statements or related company compliance policies.

•	Inquire of management and the independent auditors about significant risks or exposures faced by the Company and assess the steps management has taken to minimize such risks or exposures.

•	Review the quarterly financial statements with the Company’s management responsible for the financial statements and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

•	Review the financial statements to be contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with the Company’s management responsible for the financial statements and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with the Company’s management responsible for the financial statements and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the independent auditors and the internal auditor, if any, to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	Prepare a report of the Audit Committee to be included in the Company’s proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the auditors the independence of the auditors; and (3) based upon the

Committee’s review and discussions with management and the independent auditors, the Committee had recommended to the Board of Directors that the audited financials be included in the Company’s annual report on Form 10-K.

•	Include a copy of this Charter in the annual report to stockholders or the proxy statement (effective for year ending December 31, 2000) at least triennially or the year after any significant amendment to the Charter.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Appendix B

TELECOMMUNICATION SYSTEMS, INC.
AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

1.    Establishment, Purpose and Types of Awards

      TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), established and maintains the TELECOMMUNICATION SYSTEMS, INC. AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN (the “Plan”) which is hereby amended and restated again in its entirety and shall continue to be known by the same name. This Plan is a continuation, and amendment and restatement, of the TeleCommunication Systems, Inc. 1997 Stock Option Plan, the provisions of which shall continue to control with respect to any options outstanding thereunder that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.    Definitions

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

      (a)    “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

      (b)    “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

      (c)    “Board” shall mean the Board of Directors of the Company.

      (d)    “Change in Control” means:

(i) an acquisition (other than from the Company) in a transaction, or a series of related transactions, by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), (excluding for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Company Voting Stock”);

(ii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who held the Company Voting Stock immediately prior to such transaction;

(iii) the closing of a sale or conveyance of all or substantially all of the assets of the Company;

(iv) individuals who were the Board’s nominees for election as directors immediately prior to a meeting of the stockholders of the Company involving an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, cease to constitute a majority of the Board following the election; or

                   (v) the dissolution or liquidation of the Company;

provided, however, that the term “Change in Control” does not include a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933.

      (e)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

      (f)    “Common Stock” shall mean shares of Class A common stock of the Company, par value of one cent ($0.01) per share.

      (g)    “Fair Market Value” shall mean, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2.1(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

      (h)    “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.    Administration

      (a)    Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

      (b)    Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

      The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

      The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

      (c)    Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      (d)    Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      (e)    Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

      (f)    Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.    Shares Available for the Plan

      Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 11,904,110 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

      Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be 1,500,000 shares, provided, however, that such maximum number shall be 2,000,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.    Participation

      Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested prior to the date the individual first performs such services.

6.    Awards

      The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      (a)    Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

      (b)    Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

      (c)    Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

      (d)    Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

      (e)    Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

      (f)    Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.    Miscellaneous

      (a)    Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

      (b)    Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

      (c)    Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

      (d)    Adjustments for Corporate Transactions and Other Events.

               (i)    Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

            (ii)    Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards.

            (iii)    Pooling of Interests Transactions. In connection with any business combination authorized by the Board, the Administrator, in its sole discretion and without the consent of the holders of the Awards, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards, in whole or in part, regardless of the vested status of the Award, but solely to the extent necessary to facilitate the compliance of such transaction with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

            (iv)    Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (e)    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

      (f)    Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

      (g)    Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

      (h)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (i)    Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

      (j)    Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. As initially adopted, the Plan was originally effective on August 20, 1997. As amended and restated herein, the Plan is effective upon April __, 2001, subject to receiving stockholder approval at the 2001 Annual Meeting of Stockholders or such other special meeting of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on April 10, 2010. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Initial Amendment and Restatement Approved by the Board: April 11, 2000

Date Initial Amendment and Restatement Approved by the Stockholders: June 15, 2000

Date Second Amendment and Restatement Approved by the Board: April 23, 2001

Date Second Amendment and Restatement Approved by the Stockholders: _________, 2001

TeleCommunication Systems, Inc.
Annapolis, Maryland 21401

ANNUAL MEETING JUNE 19, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 19, 2001, at 10:00 a.m. local time, at the Sheraton Barcelo Annapolis, 173 Jennifer Road, Annapolis, MD 21401 and any adjournments or postponements thereof.

The Board of Directors unanimously recommends a vote “FOR” the election of all nominees for directors:

1.	ELECTION OF DIRECTORS:	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS *

		[ ]	[ ]	[ ]

Nominees:	Maurice B. Tosé; Clyde A. Heintzelman; Andrew C. Barrett; Richard A. Kozak; Weldon H. Latham; Byron F. Marchant; Daniel K. Tseung

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below

________________________________________
________________________________________
________________________________________

The Board of Directors unanimously recommends a vote "FOR" each of the following proposals:

2.	TO RATIFY THE SELECTION OF Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         [_] FOR       [_] AGAINST       [_] ABSTAIN

3.      TO APPROVE THE SECOND AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN.

         [_] FOR       [_] AGAINST       [_] ABSTAIN

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE “FOR” ALL SEVEN DIRECTOR NOMINEES AND PROPOSAL 2 and 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return the proxy card promptly, using the enclosed postage prepaid envelope.

Signature: _____________________________

Date: ___________________________ , 2001